UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

Viking Investments Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas, Suite 23 A, New York, NY	10019
(address of principal executive offices)	(zip code)

(212) 653-0946

(registrant's telephone number, including area code)

_____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On July 16, 2015, Tom Simeo (the "Seller"), majority shareholder, Executive Chairman, and a director of Viking Investments Group, Inc. (the "Company"), transferred 14,046 shares of the Company's Series C Preferred Stock (the "Shares") to James A. Doris, CEO and a director of the Company in consideration of the purchase price of $10,000, paid from the personal funds of Mr. Doris. Mr. Simeo retained 14,046 shares of the Company's Series C Preferred Stock, and no other shares of Series C Preferred Stock are issued or outstanding. Since each of the preferred shares entitles the holder to 2,000 votes per share, Mr. Simeo and Mr. Doris effectively control the company jointly, even though neither of them solely controls the Company, and the sale of the preferred shares constitutes a change of control of the Company. Additionally, Mr. Simeo and Mr. Doris beneficially own 3,556,913 and 2,000,000 shares, respectively, of the Company's common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Investments Group, Inc.

Dated: July 20, 2015	By:	/s/ Tom Simeo
Tom Simeo
Executive Chairman & Chairman of the Board of Directors